                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         -----------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------

                            MANUGISTICS GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                   52-1469385
        (State or Other Jurisdiction of            (I.R.S. Employer
        Incorporation or Organization)             Identification Number)

                          2115 East Jefferson Street
                           Rockville, Maryland 20852
             (Address of Principal Executive Offices and Zip Code)
                         -----------------------------

               1998 STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.

            1999 EMPLOYEE STOCK OPTION GRANT TO GREGORY J. OWENS,
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT

           1999 EMPLOYEE STOCK OPTION GRANT TO RICHARD F. BERGMANN,
                           EXECUTIVE VICE PRESIDENT

1999 EMPLOYEE STOCK OPTION GRANT TO TERRENCE A. AUSTIN, EXECUTIVE VICE PRESIDENT
                          (FULL TITLES OF THE PLANS)

                         -----------------------------

                               GREGORY J. OWENS
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            MANUGISTICS GROUP, INC.
                          2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
                    (Name and Address of Agent For Service)

                                (301) 984-5000
         (Telephone Number, Including Area Code, of Agent For Service)
                         -----------------------------

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                                   COPY TO:

                          JOSEPH H. JACOVINI, ESQUIRE
                           MERRITT A. COLE, ESQUIRE
                              DILWORTH PAXSON LLP
                            3200 MELLON BANK CENTER
                              1735 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19103-7595
                                (215) 575-7000
                         -----------------------------




                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
          Title Of Securities               Amount To       Proposed Maximum Offering     Proposed Maximum          Amount Of
           To Be Registered               Be Registered               Price              Aggregate Offering     Registration Fee
                                                                    Per Share                   Price
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.002 Par Value            3,060,000 shares                $50.22(1)        $153,673,200(1)        $40,569.72(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.002 Par Value            3,670,000 shares                $12.26(2)        $ 44,999,675(2)        $11,879.91(2)
-------------------------------------------------------------------------------------------------------------------------------
Total Fee                                                                                 $198,672,875           $52,449.63
-------------------------------------------------------------------------------------------------------------------------------

   (1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on March 8, 2000, as reported by the Nasdaq National Market System, for shares of Common Stock reserved for issuance under stock options which may be granted in the future under the 1999 stock option grants to executive officers and the 1998 Stock Option Plan mentioned above.

   (2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average of the exercise prices of the stock options previously granted to the three executive officers mentioned above.

     This registration statement relates to: (i) a total of 3,000,000 additional shares of Common Stock, $.002 par value per share (the "Common Stock"), which are reserved for issuance upon the exercise of options which may be granted in the future under the 1998 Stock Option Plan of Manugistics Group, Inc., as amended in 1999 (the "SOP"); (ii) a total of 3,000,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Gregory J. Owens, Chief Executive Officer and President of Manugistics Group, Inc. (the "Company"), pursuant to his employment agreement with the Company; (iii) a total of 430,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Richard F. Bergmann, Executive Vice President of the Company, pursuant to his employment agreement with the Company; (iv) a total of 30,000 shares of Common Stock which are reserved for issuance upon the exercise of additional non-qualified stock options which may be granted to Richard F. Bergmann under his employment agreement upon satisfaction of certain performance conditions; (v) a total of 240,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Terrence A. Austin, Executive Vice President of the Company, pursuant to his employment agreement with the Company; and (vi) a total of 30,000 shares of Common Stock which are reserved for issuance upon the exercise of additional non-qualified stock options which may be granted to Terrence A. Austin under his employment agreement upon satisfaction of certain performance conditions. The contents of the Company's Registration Statement on Form S-8 (Reg. No. 333-62993), which relates to a total of 2,737,900 shares of Common Stock previously registered for offer and sale under the SOP, is incorporated by reference.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:


     1. the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1999;

     2. the Company's Current Report on Form 8-K dated April 7, 1999;

     3. the Company's Current Report on Form 8-K dated April 27, 1999;

     4. the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999;

     5. the Company's Current Report on Form 8-K dated August 17, 1999;

     6. the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999;

     7. the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999;

     8. the Company's Current Report on Form 8-K dated February 25, 2000; and

     9. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the shares of Common Stock. At February 29, 2000, Mr. Jacovini was the beneficial owner of approximately 77,500 shares of Common Stock (including 1,336 shares of Common Stock held by his spouse and a total of 27,664 shares of Common Stock issuable upon exercise of certain options). On the same date, other members of Dilworth Paxson LLP beneficially owned a total of approximately 3,000 shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains certain provisions permitted under the General Corporation Law of Delaware, as amended ("Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation also contains provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees.

     The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.


ITEM 8.  EXHIBITS

     Exhibit Number          Description
     --------------          -----------

           5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

          23.1               Consent of Deloitte & Touche LLP

          23.2               Consent of PricewaterhouseCoopers LLP

         *23.3               Consent of Dilworth Paxson LLP

        **24 Power of Attorney of certain officers and directors of the Company

        -------------------------------
        * Included in Exhibit 5
        **Included in the signature page to this Registration Statement

ITEM 9.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 10th day of March, 2000.


                                        MANUGISTICS GROUP, INC.


                                        By: /s/ Gregory J. Owens
                                           ----------------------------------
                                           Gregory J. Owens
                                           Chief Executive Officer and President





                               POWER OF ATTORNEY
                               -----------------

     Each of the undersigned directors of Manugistics Group, Inc. whose signature appears below hereby appoints Gregory J. Owens and Raghavan Rajaji, and each of them acting alone, as attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as said attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                       Title                                 Date
---------                       -----                                 ----


/s/ Gregory J. Owens   Director, Chief Executive Officer and     March 10, 2000
---------------------- President (Principal Executive Officer)
Gregory J. Owens

/s/ Raghavan Rajaji    Executive Vice President and Chief        March 10, 2000
---------------------- Financial Officer (Principal Financial
Raghavan Rajaji        Officer and Principal Accounting Officer)

/s/ William M. Gibson  Chairman of the Board of Directors        March 10, 2000
----------------------
William M. Gibson

/s/ Jack A. Arnow               Director                         March 10, 2000
----------------------
Jack A. Arnow

Signature                       Title                                 Date
---------                       -----                                 ----

/s/ J. Michael Cline
----------------------          Director                      March 10, 2000
J. Michael Cline

/s/ Lynn C. Fritz
----------------------          Director                      March 10, 2000
Lynn C. Fritz

/s/ Joseph H. Jacovini
----------------------          Director                      March 10, 2000
Joseph H. Jacovini

/s/ William G. Nelson
----------------------          Director                      March 10, 2000
William G. Nelson

/s/ Thomas A. Skelton
----------------------          Director                      March 10, 2000
Thomas A. Skelton

                                 EXHIBIT INDEX
                                 -------------



     Exhibit Number          Description
     --------------          -----------

            5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

           23.1              Consent of Deloitte & Touche LLP

           23.2              Consent of PricewaterhouseCoopers LLP

          *23.3              Consent of Dilworth Paxson LLP

         **24 Power of Attorney of certain officers and directors of the Company

         -------------------------------
         * Included in Exhibit 5
         **Included in the signature page to this Registration Statement